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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
United Natural Foods, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-161800) on Form S-3 and (Nos. 333-161845, 333-161884, 333-19947, 333-19949, 333-71673, 333-56652, 333-106217, and 333-123462) on Form S-8 of United Natural Foods, Inc. of our report dated September 29, 2009, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries ("the Company") as of August 1, 2009 and August 2, 2008, and the related consolidated statements of income, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended August 1, 2009, and the effectiveness of internal control over financial reporting as of August 1, 2009, which report appears in the August 1, 2009 annual report on Form 10-K of United Natural Foods, Inc.

Providence, Rhode Island
September 29, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM